SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  July 3, 1997



                                SLH Corporation
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            (Exact name of registrant as specified in its charter)

        Kansas                   0-21911                   43-1764632
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     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     5000 W. 95th Street,   Suite 260
     P. O. Box 7568
     Shawnee Mission, KS                                      66207
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     (Address of principal executive offices)              (Zip code)


                               (913)  652-1000
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            (Registrant's telephone number, including area code)

  2600 Grand Blvd., Suite 500  P.O. Box 410919  Kansas City, MO  64141
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        (Registrant's former address, changed since last report)



Item 5.  Other Events

On July 3, 1997, the Registrant issued the following news release:

"SLH Corporation (SLH) announced today that the SLH Board of Directors has declared a three for one split of the Company's shares of Common Stock. As a result of the split, which is being effected as a stock dividend, each stockholder of record on July 14, 1997 will receive two additional shares of Common Stock for each share of Common Stock held. Certificates for the additional shares will be mailed to stockholders on or about July 21, 1997. Stockholders should retain their existing stock certificates. These should not be sent to the Company since they will continue to evidence the number of shares of Common Stock now stated on the certificate.

Concurrent with this action, the Board also authorized officers of the Company to file an application with the NASDAQ Stock Market, Inc. for listing of the Company's Common Stock on the National Market System of NASDAQ. Until that listing application becomes effective, the Company's Common Stock will continue to trade on the OTC electronic bulletin board.

The Board declared the split because it believes that it would decrease the market price of the stock to a level at which it would be more readily tradeable and accessible to a broader base of investors. It is expected that the split will also promote the Company's application for listing of the stock on the NASDAQ National Market. NASDAQ listing should provide a more efficient market for the Company's stock and should provide greater shareholder and investor access to information about market activity in the stock. However, there is no assurance that the Company's listing application will be approved.

SLH is engaged in the business of managing, developing and disposing of real estate, energy businesses and miscellaneous assets. Its focus is on the development of Syntroleum Corporation, in which SLH has a one-third equity interest. Syntroleum is the developer and owner of a patented process and several related proprietary technologies for the conversion of natural gas into synthetic liquid fuels. Syntroleum has signed non-exclusive master license agreements with Texaco, Marathon, and Atlantic Richfield for the production of synfuels and is negotiating with several other major oil and gas companies for similar rights. Additionally, Syntroleum has retained the rights to build "natural gas refineries" for production of synthetic lubricants, solvents and chemical feedstocks from natural gas. Syntroleum is currently negotiating with potential industry partners to finance and participate in these "non-fuel" plants.





                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           SLH Corporation



     Date:  July 7, 1997                   By: /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Financial
                                               and Accounting Officer and
                                               Secretary